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                                                                  Exhibit 23.2

                                ROTH & COMPANY
                         CERTIFIED PUBLIC ACCOUNTANTS
                    5612 18th Avenue, Brooklyn, N.Y. 11204
                                (718) 236-1600
                            FAX (718) 236-4849



Sheldon P. Hirsch, CPA
Abraham Roth, CPA



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report for the nine months ended September 30, 1995, dated December 18, 1995, included in Capstone Pharmacy Services, Inc.'s Form 8K/A dated December 31, 1995 and to all references to our Firm included in this registration statement.



/s/ Roth & Company


Brooklyn, New York
February 12, 1997